UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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American Community Properties Trust
_____________________________________________________________________________________
(Name of Registrant as Specified in its Charter)

_____________________________________________________________________________________
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AMERICAN COMMUNITY PROPERTIES TRUST
222 SMALLWOOD VILLAGE CENTER
ST. CHARLES, MD 20602

NOTICE OF 2000 ANNUAL MEETING OF
SHAREHOLDERS AND PROXY STATEMENT

April 7, 2000

Dear Shareholders:

On behalf of the officers and trustees of American Community Properties Trust (the "Company"), you are cordially invited to attend the Company's Annual Meeting of Shareholders to be held at 10:00 a.m. EST, on Wednesday, June 7, 2000, at the Holiday Inn, James Craik Room, 45 St. Patrick's Drive, St. Charles, Maryland.

At the meeting, shareholders of the Company will be asked to consider and act upon the election of one trustee and ratification of auditors as described in the formal Notice of Meeting and in the accompanying Proxy Statement.

The trustees of the Company unanimously recommend that all shareholders of the Company vote in favor of the two proposals presented. Your vote is important regardless of the number of shares you own. We strongly encourage all shareholders of the Company to participate by voting their shares by proxy whether or not they plan to attend the meeting. Please sign, date and mail the enclosed proxy as soon as possible. If you do attend the meeting, you may still vote in person.

Sincerely,

/s/ J. Michael Wilson

J. Michael Wilson
Chairman and
Chief Executive Officer

AMERICAN COMMUNITY PROPERTIES TRUST
222 SMALLWOOD VILLAGE CENTER
ST. CHARLES, MD 20602

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 7, 2000

TO THE SHAREHOLDERS OF AMERICAN COMMUNITY PROPERTIES TRUST:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of American Community Properties Trust (the "Company") will be held on Wednesday, June 7, 2000, at 10:00 a.m. at the Holiday Inn, James Craik Room, 45 St. Patrick's Drive, St. Charles, Maryland, for the following purposes:

    To elect one trustee of the Company to serve until the Annual Meeting of the shareholders in 2002 and two trustees to serve until the Annual Meeting of shareholders in 2003;
    To ratify the selection of Arthur Andersen LLP as the Company's independent auditors for 2000; and
    To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Trustees has fixed the close of business on April 14, 2000 as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

Shareholders are invited to attend the meeting. Whether or not you expect to attend, we urge you to sign, date and promptly return the enclosed proxy card in the enclosed postage prepaid envelope. If you attend the meeting, you may vote your shares in person, which will revoke any previously executed proxy.

If your shares are held of record by a broker, bank or other nominee and you wish to attend the meeting, you must obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and bring it to the meeting. In order to vote your shares at the meeting, you must obtain from the record holder a proxy issued in your name.

By Order of the Board of Trustees

Paul Resnik
Secretary

St. Charles, Maryland
April 7, 2000

AMERICAN COMMUNITY PROPERTIES TRUST
222 SMALLWOOD VILLAGE CENTER
ST. CHARLES, MD 20602

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 7, 2000

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Trustees of American Community Properties Trust, a Maryland real estate investment trust (the "Company" or "ACPT"), for the 2000 Annual Meeting of the shareholders of the Company (the "2000 Annual Meeting") to be held at the Holiday Inn, James Craik Room, 45 St. Patrick's Drive, St. Charles, Maryland on Wednesday, June 7, 2000 at 10:00 a.m. The Notice of the Annual Meeting, this proxy statement and the accompanying proxy are first being mailed on or about April 26, 2000 to shareholders of record of the Company's common shares ("Common Shares") as of the close of business on April 14, 2000. You can ensure that your shares are voted at the meeting by signing, dating and promptly returning the enclosed proxy card in the envelope provided. Each share entitles the registered holder to one vote. As of March 15, 2000, there were 5,191,554 Common Shares outstanding. Sending in a signed proxy will not affect your right to attend the meeting and vote in person. You may revoke your proxy at any time before it is voted by notifying the Secretary of the Company in writing, or by executing a subsequent proxy, which revokes your previously executed proxy. Additionally, if you attend the meeting, you may vote your shares in person, which will revoke any previously executed proxy.

At the 2000 Annual Meeting, shareholders will have the opportunity to elect one Trustee to serve until the Annual Meeting in 2002 and two Trustees to serve until the Annual Meeting in 2003; to ratify the selection of Arthur Andersen LLP to serve as the Company's independent auditors for 2000; and to transact such other business as may properly come before the meeting.

The Company's principal executive offices are located at 222 Smallwood Village Center, St. Charles, Maryland, 20602.

VOTING OF PROXIES

Proxies will be voted as specified by the shareholders. Where specific choices are not indicated, proxies will be voted FOR the election of all nominees for Trustee. The presence in person or by proxy of stockholders entitled to cast a majority of all votes entitled to be cast at the 2000 Annual Meeting constitutes a quorum. The election of Trustees requires the affirmative vote of a majority of the outstanding Common Shares, in person or by proxy, and entitled to vote at the 2000 Annual Meeting. Accordingly, abstentions and broker non-votes have the same effect as a vote against the nominated trustee. The ratification of auditors selection requires the affirmative vote of a majority of the shares present and voting, in person or by proxy, at the meeting. Accordingly, abstentions and broker non-votes have no effect on voting with respect to the ratification of auditors.

ELECTION OF TRUSTEES

At the 2000 Annual Meeting, one Trustee is to be elected to serve for a term to expire at the 2002 Annual Meeting of the shareholders. The nominee for election to serve until the 2002 Annual Meeting of the shareholders is T. Michael Scott. The two nominees for election until the 2003 Annual Meeting are Edwin L. Kelly and Thomas B. Wilson. Both have been trustees since March 13, 1997. Mr. Scott was appointed by the Board of Trustees as a Trustee in December 1999 to fill a vacancy on the Board of Trustees to replace Pedro Vazquez, who resigned on July 12, 1999. Information regarding the Board's nominees for trustees is set forth below. Information regarding the two Trustees whose terms expire in 2001 is also set forth below .

Pursuant to the Company's Declaration of Trust and Bylaws, the Board of Trustees consists of not less than three nor more than nine trustees, with the initial number of trustees set at six. The Board of Trustees is divided into three classes serving staggered terms, with each class consisting of one-third of the total number of trustees. With the resignation on March 10, 1999 of Francisco Arrivi Cros, the Board of Trustees is currently comprised of five members. Mr. Arrivi's term would have expired in 1999. The Board has not determined whether to fill the vacancy attributable to Mr. Arrivi's resignation.

The accompanying proxy will be voted for election of the Board's nominees unless contrary instructions are given. If the Board's nominees are unable to serve, which is not anticipated, the persons named as proxies intend to vote, unless the number of nominees is reduced by the Board of Trustees, for such other person as the Board of Trustees may designate.

Recommendation of the Board of Trustees

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE ELECTION OF MR. T. MICHAEL SCOTT, MR. EDWIN L. KELLY AND MR. THOMAS B. WILSON AS TRUSTEES, WHICH IS DESIGNATED AS PROPOSAL NO. 1 ON THE ENCLOSED PROXY CARD.

Nominee for Election to the Board of Trustees for a Two-Year Term to Expire at the 2002 Annual Meeting of Shareholders.

T. Michael Scott, 41. Mr. Scott has been a Trustee of the Company since December 21, 1999. Mr. Scott is President of Cambridge Holdings in Fairfax County, Virginia. He is an active member of the National Association of Industrial and Office Properties and serves on the Executive Committee of the Washington/Baltimore Chapter of the Young President's Organization.

Nominees for Continuation to the Board of Trustees for Three-Year Terms to Expire at the 2003 Annual Meeting of Shareholders.

Edwin L. Kelly, 58. Mr. Kelly has been a Trustee of the Company since March 13, 1997. He has been President and Chief Operating Officer of the Company since July 1998. Mr. Kelly was President and Chief Operating Officer of Interstate General Company L.P. ("IGC") and Interstate General Management Corporation ("IGMC") from 1997-1998. Prior to that, he served as Senior Vice President and Treasurer of IGC and Senior Vice President of IGMC since their formation in 1986. He has served in various executive positions with IGC and its predecessor companies since 1974, including as a Director of IGMC from 1986 to 1998.

Thomas B. Wilson, 37. Mr. Wilson has been a Trustee of the Company since March 13, 1997. Mr. Wilson was a Director of IGMC from December 1995 to October 1998. He has been a Vice President of one of IGC's general partners, Interstate Business Corporation ("IBC") since 1994. From 1994 through 1997, he was President of El Comandante Operating Company, Inc. ("ECOC"), which leased El Comandante Race Track in Puerto Rico from a subsidiary of Equus Gaming Company L.P. ("Equus"). Since January 1998, he has served as a Director, Chief Executive Officer, and President of Equus and Equus Management Company ("EMC"). He is the brother of J. Michael Wilson.

Members of the Board of Trustees Continuing in Office; Terms Expire at the 2001 Annual Meeting of Shareholders

J. Michael Wilson, 34. Mr. Wilson has been a Trustee of the Company since March 13, 1997. He has been Chairman and Chief Executive Officer of the Company since July 1998. Mr. Wilson was a Director of IGMC from 1996 to 1998 and from January 1997 to November 1998 was Vice Chairman, Secretary, and Chief Financial Officer of IGC. He has been President and Chief Operating Officer of IBC since 1994 and a Director since 1991. He served as Vice President of IBC from 1991 to 1994. He has been a director of Wilson Securities Corporation since 1991, and President since March 1996. He was Vice President of Wilson Securities Corporation from 1991 to 1996. He has been Vice President of Interstate Waste Technologies ("IWT") since 1994. He is the brother of Thomas B. Wilson.

Thomas J. Shafer, 70. Mr. Shafer has been a Trustee of the Company since August 3, 1998. He is a registered Professional Engineer specializing in real estate evaluation and land development. He was a partner of Whitman, Requardt and Associates, LLP ("Whitman Requardt"), an engineering and architectural firm from 1976 through 1997 and its managing partner from 1989 through 1997. He has been a director of IGMC since January 1998. Mr. Shafer currently serves as the President of the Charles Village Community Benefits District and the Charles Village Community Foundation, Inc. Whitman Requardt has provided engineering services to the Company for St. Charles for thirty years.

Requirements of Board Members

Pursuant to the Company's Declaration of Trust and Bylaws, no fewer than two of the members of the Board of Trustees must not be employed by (i) the Company, (ii) any Affiliate of the Company, or (iii) a member of the family of James J. Wilson, the President and Chief Executive Officer of Interstate General Company L.P.

The Board of Trustees held three regular meetings and two special meetings by telephone during 1999. Each trustee attended 100% of the meetings, with the exception of Mr. Vazquez, who attended one meeting prior to his resignation. In addition, the executive committee held two meetings during 1999.

Committees of the Board--Board Meetings

The Board of Trustees established the following standing committees on January 4, 1999:

Audit Committee. The Audit Committee will consist of no fewer than two members, each of whom will be an Independent Trustee. The responsibilities of the Audit Committee will include making recommendations concerning the engagement of independent public accountants, reviewing with the independent public accountants the plans for and results of the annual audit engagement, approval of any other professional services provided by the independent public accountants, approval of the fees paid to the independent public accountants for audit and non-audit services, and periodically reviewing, with the assistance of the independent public accountants, the adequacy of ACPT's internal accounting controls. The members of the Audit Committee are Mr. Shafer for 1999, Mr. Vazquez through July 12, 1999, and Mr. Scott since January 10, 2000.

Compensation Committee. The Compensation Committee will consist of no fewer than two members, each of whom will be an Independent Trustee. The Compensation Committee will be responsible for the administration of the Share Incentive Plan and for approving the compensation of the executive officers of ACPT. The members of the Compensation Committee are Mr. Shafer for 1999, Mr. Vazquez through July 12, 1999, and Mr. Scott since January 10, 2000.

Nominating Committee. The Board of Trustees does not have a standing committee for the recommendation of nominees for election to the Board of Trustees. This function is performed by the entire Board of Trustees.

Compensation of Trustees

The Company pays its Trustees who are neither employees of the Company or any of its Affiliates fees for their services as Trustees. Trustees receive fees of $5,000 per quarter plus $1,400 per meeting and out of pocket travel reimbursements for meeting attendance.

Pursuant to a consulting agreement, Thomas J. Shafer is paid $2,500 per month for the engineering and consulting services he provides the Company. The agreement may be terminated by either party with a thirty day notice.

Trustee Share Incentive Plan. The Trustee Share Incentive Plan authorizes the Board of Trustees, in its discretion, to grant to eligible Trustees awards of the same type and terms as the awards available under the Employee Share Incentive Plan discussed in Executive Compensation. Only Trustees who are not employees of ACPT or any affiliated company are eligible to receive awards under the Trustee Share Incentive Plan. 52,000 Common Shares have been reserved for issuance under the Trustee Share Incentive Plan.

EXECUTIVE COMPENSATION

The following table sets forth certain information concerning the compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "Named Executive Officers") as if they were ACPT employees during these periods. These executive officers were employed by IGC, ACPT's predecessor, prior to the completion of the restructuring and distribution of ACPT shares by IGC on October 5, 1998 ("the Restructuring"), at which time ACPT became responsible for their salaries and benefits.
						Long-Term Compensation
		Annual Compensation				Awards
Name & Principal Position	Year	Salary ($)		Bonus ($)	Other Annual Compensation ($) (2)	Securities Underlying Options/SAR's #	All Other Compensation ($) (1)

James Michael Wilson	1999	90,000		--	--	--	--
Chairman & Chief	1998	90,834		--	--	--	--
Executive Officer	1997	14,167		--	--	--	--

Edwin L. Kelly	1999	289,575		--	--	--	9,896
President & Chief	1998	273,217		--	--	--	10,064
Operating Officer	1997	223,827		--	--	--	10,184

Paul Resnik	1999	204,575		--	--	--	9,896
Senior Vice	1998	198,939		--	--	--	10,064
President, Secretary	1997	168,781		--	--	25,000	10,184

Carlos Rodriguez	1999	128,346	(3)	(3)	--	--	6,582
Senior Vice	1998	--	(3)	--	--	--	--
President	1997	133,717		--	--	--	8,101

Jorge Garcia	1999	107,092		--	--	--	--
Vice President of	1998	--		--	--	--	--
Subsidiary	1997	--		--	--	--	--

(1)	Reflects IGC's contributions to Retirement Plan discussed below.
(2)	Represents the difference between the price paid for common shares of the Company obtained by exercising share options and the fair market value of the shares at the date of purchase.
(3)

Effective January 1, 1998, Carlos Rodriguez became an employee of an affiliate company, Equus Gaming Company ("Equus"). On February 2, 1999, Mr. Rodriguez was selected as the President of Interstate General Properties Limited Partnership S.E., an ACPT subsidiary, when the prior president resigned. Mr. Rodriguez remained an employee of Equus during 1999 and the Company reimbursed Equus for the portion of his salary and related costs applicable to his services provided the Company (reflected above). He received $67,192 of additional base salary and a $45,500 bonus in 1999 that were funded by Equus.

EMPLOYMENT AGREEMENTS

Each of Messrs. Kelly and Resnik entered into an employment agreement (the "Employment Agreements") with American Rental Management Company ("American Management") on August 25, 1998. Pursuant to the Employment Agreements, Mr. Kelly will serve as President and Chief Operating Officer for an annual base salary of $275,000, and Mr. Resnik will serve as Senior Vice President for an annual base salary of $200,000. The Employment Agreements provide for salary raises at the discretion of the Board of Trustees. Each of the Employment Agreements will continue in effect until the death or resignation of the executive or his termination by American Management.

Under the terms of the Employment Agreements, if the executive's employment with American Management is terminated by American Management other than for "cause" (as defined in the Employment Agreement), or is terminated by the executive for "good reason" (as defined in the Employment Agreement) the terminated executive will be entitled to continue to receive his base salary for 24 months following the date of termination.

SHARE OPTIONS AND SHARE APPRECIATION RIGHTS

Certain named executive officers held options and/or incentive rights pursuant to IGC's plan. Pursuant to the terms of the Restructuring, the value of these options and rights were allocated between IGC and ACPT based on their average closing price for the 20 days after they commenced trading independently. As a result, ACPT options and incentive rights were issued in 1998 to certain of the named executives. The value of these awards was reported in the year of the original issue. These awards did not represent additional compensation in 1998 and are not reported as such. The values at December 31, 1999 of these options and rights are reflected below.
AGGREGATED OPTION/SHARE APPRECIATION RIGHTS EXERCISED IN 1999 AND DECEMBER 31, 1999 OPTION/SHARE APPRECIATION RIGHTS VALUES
			Number of Securities Underlying Unexercised Options and Share Appreciation Rights at December 31, 1999	Value of Unexercised In-the-Money Options and Share Appreciation Rights at December 31, 1999
Name	Shares Acquired On Exercise (#)	Value Realized ($)	Exercisable/Unexercisable (#)	Exercisable/Unexercisable ($)

J. Michael Wilson	--	--	--/--	--/--
Edwin L. Kelly	--	--	20,000/0	0/0
Paul Resnik	--	--	10,000/15,000	0/0
Carlos Rodriguez (a)	--	--	2,400/0	0/0
Jorge Garcia	--	--	--/--	--/--
    During 1999, the Company assumed from an affiliate company, Equus, the obligation of the SAR's granted Carlos Rodriguez while he was an employee of the Predecessor. Mr. Rodriguez transferred to Equus in 1998 and then returned to the Company to head up the Puerto Rico operations when that position became available in 1999.

LONG-TERM INCENTIVE PLAN

Under the Share Incentive Plan, the Compensation Committee of the Board of Trustees may grant to key employees the following types of Share-based incentive compensation awards ("Awards"): (i) options to purchase a specified number of Common Shares ("ACPT Options"), (ii) forfeitable Common Shares that vest upon the occurrence of certain vesting criteria ("Restricted Shares"), or (iii) Share Appreciation Rights ("ACPT Rights") that entitle the holder to receive upon exercise an amount payable in cash, Common Shares or other property (or any combination of the foregoing) equal to the difference between the market value of Common Shares and a base price fixed on the date of grant. A total of 208,000 Common Shares has been reserved for issuance under the Share Incentive Plan.

The Share Incentive Plan authorizes the Compensation Committee to determine the exercise price and manner of payment for ACPT Options and the base price for ACPT Rights. The Compensation Committee also is authorized to determine the duration and vesting criteria for Awards, including whether vesting will be accelerated upon a change in control of ACPT.

RETIREMENT PLAN

ACPT established a retirement plan (the "Retirement Plan") for eligible employees of the Company. Employees are generally eligible to participate when they complete one year of service. Time of service performed for the Predecessor qualifies for the service requirement. Contributions to the plan are 4% of base salaries and wages not in excess of the U.S. Social Security taxable wage base, and 8% of salaries (limited to $160,000) that exceed that wage base.

In addition, the Retirement Plan contains a profit sharing provision allowing ACPT to award annual cash bonuses to the officers and employees in reasonable amounts reflecting their contributions to the Company. The awards are determined by the Compensation Committee. A portion of each bonus is contributed on behalf of the employee to the Retirement Plan. No awards were made in 1999.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The 1999 salary increases for Francisco Arrivi Cros, Paul Resnik, Carlos Rodriguez and Eduardo Cruz Ocasio were presented to the Compensation Committee by Edwin L. Kelly. The Compensation Committee, comprised of outside trustees, made the final determination of increases for all of the executive officers.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Committee.

The Compensation Committee consists of a minimum of two Independent Trustees appointed by the Board of Trustees. For Fiscal Year 1999, the two members were Thomas J. Shafer and Pedro Vazquez, neither of who are or were ever employees of ACPT. The Compensation Committee is responsible for the administration of the Share Incentive Plan and for approving compensation for the executive officers of ACPT. Compensation of other employees earning more than $65,000 annually must be approved by the full Board of Trustees.

Compensation Policy and Objectives.

The policy of the Compensation Committee is to provide competitive salaries and long term benefits to employ, retain and reward executives capable of leading the Company in achieving its business objectives. These objectives include enhancing shareholders value, preserving a strong financial position, and positioning the Company for long-term growth. The Committee reviews performance annually and bonuses and benefits under the Share Incentive Plan are based on this evaluation. The Committee recognizes that share price is one measure of performance, but other factors, including business conditions and success in achieving short and long term goals are to be evaluated in arriving at meaningful analyses of performance.

Compensation of Executive Officers.

Certain bonuses, options and share appreciation rights were in place at the time of the restructuring on October 5, 1998 and these were assumed by ACPT pursuant to the terms of the restructuring agreement. Since the restructuring was not in effect until October 5, 1998 and management did not have total responsibility until such time, prior years experience in evaluating their ability to reach goals and objectives was not available. Nevertheless, some executives were employed by IGC, the predecessor to ACPT, and continued to perform their previous duties. Compensation determinations were based on the following analysis. James Michael Wilson is the Chief Executive Officer ("CEO") and under the terms of the restructuring agreement, ACPT was required to reimburse IBC for Mr. Wilson's salary up to $90,000 per year, plus related costs including FICA and FUTA taxes. This arrangement remained in place during the first full year of operation in 1999 and no additional bonuses or share incentives were awarded to Mr. Wilson. Edwin L. Kelly serves as the President and Chief Operating Officer ("COO") and is responsible for asset management, property management and development and financial oversight for ACPT and all of its subsidiaries. Mr. Kelly entered into an employment agreement with American Rental Management Company, a subsidiary of ACPT on August 25, 1998 under which his base salary was $275,000 with provision for salary increases at the discretion of the Board of Trustees. Based on an examination of comparable positions in the real estate industry and an increase in responsibilities incurred by the resignation of the Executive Vice President in Puerto Rico, Mr. Kelly's base salary was increased to $290,000 annually. No other bonuses or share incentives were awarded to Mr. Kelly. Francisco Arrivi Cros entered into an employment agreement with IGP, a subsidiary of ACPT, on August 25, 1998 under which he received an annual base salary of $275,000. He served as Executive Vice President, Treasurer until his resignation on March 10, 1999. He received no further compensation under his employment agreement except for settlement of his previously awarded Share Appreciation Rights. Paul Resnik serves as Senior Vice President, Secretary of ACPT with primary responsibility for property management in the U.S. Mr. Resnik entered into an employment agreement with American Rental Management Company, a subsidiary of ACPT, on August 25, 1998 under which his base salary was set at $200,000 annually with provision for salary increases at the discretion of the Board of Trustees. Based on his previous performance and competitive salaries for comparable responsibilities, his salary was increased to $205,000 annually. Mr. Resnik received no additional bonus or Share Incentives. Eduardo Cruz Ocasio serves as Vice President of ACPT with chief responsibility for asset management of properties in Puerto Rico. Based on his previous performance and competitive salaries for comparable positions, his salary was increased from $115,000 to $120,000 annually. He received no additional bonus or share incentives. Carlos Rodriguez was named as the Chief Executive Officer of IGP on February 2, 1999 to replace Francisco Arrivi Cros. He is responsible for all administration operations in Puerto Rico. Since Mr. Rodriguez continued to perform some duties with Equus, his former employer, he remained on the payroll of Equus, but IGP reimbursed Equus for 70% of his salary and benefits commencing February 2, 1999. His base salary was set at $200,000 annually of which IGP funded $128,154. Mr. Rodriguez was named Senior Vice President of ACPT on June 30, 1999 and Vice President of American Land on October 20, 1999. Effective January 1, 2000, Mr. Rodriguez is an employee of IGP and his salary is funded 100% by IGP. Except for Mr. Rodriguez, all salary adjustment was made retroactive to January 1, 1999.

Compensation Committee

Thomas J. Shafer
T. Michael Scott
March 31, 2000

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of the Company's Common Shares by each of the Company's Trustees, the Company's Chief Executive Officer, each of the four most highly compensated executive officers who were serving as executive officers at the end of 1999, other than the Company's Chief Executive Officer, all Trustees and current executive officers as a group and each person who is known by the Company to beneficially own five percent or more of any class of the Company's voting securities as of March 1, 2000. The Company has relied upon information supplied by its officers, trustees, and certain shareholders and upon information contained in filings with the SEC.
Name	Number of Shares of Common Stock Beneficially Owned	Percent of All Shares of Common Stock

James Michael Wilson, (1)(2)	89,920	1.73
Edwin L. Kelly	55,607	1.07
Thomas B. Wilson, (1)	86,397	1.67
Paul Resnik	6,000	*
Carlos Rodriguez (3)	3,000	*
Jorge Garcia	--	*
Thomas J. Shafer	--	*
T. Michael Scott	--	*
All Trustees and executive officers of ACPT as a group (13 persons)(2)(3)	248,099	4.78
Bessemer Interstate Corporation 245 Peachtree Center Avenue #804 Atlanta, GA 30303	261,104	5.03
Interstate Business Corporation (1)(4)(5) 222 Smallwood Village Center St. Charles, MD 20602	1,574,976	30.32
Wilson Securities Corporation (1)(3) 222 Smallwood Village Center St. Charles, MD 20602	545,673	10.50

* Less than 1%.

  These parties are members of the Wilson Group. The Wilson Group is comprised of James J. Wilson, Barbara A. Wilson, their six children, James Michael Wilson, Thomas B. Wilson, Kevin J. Wilson, Elizabeth W. Weber, Mary P. Wilson and Brian J. Wilson, Interstate Business Corporation, Wilson Securities Corporation and Wilson Family Limited Partnership. The Wilson Group, collectively has voting and dispositive control through direct and indirect ownership of 51.54% of ACPT's outstanding shares as reflected in James Michael Wilson's Schedule 13D. However, there is no formal arrangement among the members of the group in regard to their voting and dispositive voting rights.

  Includes 3,523 shares attributable to ACPT shares held by the Wilson Family Limited Partnership, a partnership for which J. Michael Wilson serves as a general partner.

  Includes 3,000 shares attributable to options outstanding and exercisable.

  Owned by certain members of the Wilson Family, including J. Michael Wilson and Thomas B. Wilson.

  Includes 25,000 shares owned by Equus Management Company, a wholly owned subsidiary of Interstate Business Corporation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Staggered Transfer of Partnership Interests to American Housing Properties, L.P. ("American Housing")

Prior to the Restructuring, the transfer from IGC to American Housing of portions of IGC's general partnership interests in nine U.S. apartment partnerships was not completed. These remaining transfers were deferred to permit IGC to obtain limited partner and HUD, where required, consents or to avoid certain of the partnerships from triggering a tax termination pursuant to Section 708 of the Code. Limited partner and/or HUD approvals were received in 1999 and the appropriate partnership interests transferred to American Housing. The partnership interests temporarily retained by IGC to avoid a technical termination of the partnership under Section 708 of the Code were transferred in February of 2000.

ACPT will indemnify and hold IGC harmless from any liability to any third party arising after the initial transfer of partnership interests that might be imposed upon IGC in its capacity as a general partner of any of the nine apartment partnerships that it temporarily retained an interest.

14 Acre Commercial Land Parcel

At the time of the Restructuring, IGC retained equitable ownership to a 14 acre commercial land parcel in St. Charles. Pursuant to the terms of the Restructuring, IGC agreed to transfer this parcel to American Land Development U.S., Inc. ("American Land") if and when certain conditions were met. During 1999, these conditions were satisfied and the land was transferred to American Land's wholly owned subsidiary. This land is encumbered by the Banc One loan discussed below.

Consulting Agreement.

American Rental Management Company ("American Management") entered into a consulting and retirement compensation agreement with IGC's founder and Chief Executive Officer, James J. Wilson, effective October 5, 1998. The Consulting Agreement (the "Consulting Agreement") provides for annual cash payments during the first two years of $500,000 and annual cash payments for eight years thereafter of $200,000. However, if Mr. Wilson dies or ACPT is sold during the term of the Consulting Agreement, the agreement provides for a lump sum payment equal to the lesser of $400,000 or the aggregate of annual payments then payable under the agreement. During the Consulting Agreement term, Mr. Wilson will remain available to provide consulting services requested from time to time by the Board of Trustees including strategic planning and transaction advisory services. Pursuant to the Consulting Agreement, American Management will reimburse the reasonable costs and expenses incurred by Mr. Wilson in providing requested consulting services. At the request of Mr. Wilson, ACPT has been making payments under this Consulting Agreement to IGC. Mr. Wilson is the father of J. Michael Wilson and Thomas B. Wilson.

Banc One Financing.

Substantially all of ACPT's partnership interests in the apartment projects and the St. Charles land, excluding Fairway residential land, but including the 14 acre parcel discussed above, are encumbered by a recourse loan to Banc One. IGC remains liable to Banc One for outstanding indebtedness but was released from most of the other covenant obligations. ACPT has agreed to indemnify and hold harmless IGC from any liability under the Banc One loan.

Joint Litigation with Charles County.

In connection with the Restructuring, IGC assigned to ACPT its rights under the 1989 settlement agreement with Charles County. However, with respect to pending litigation to enforce the settlement agreement, IGC retained its claim for any monetary damages for excess sewer connection fees and impact fees paid prior to the Distribution that may be awarded as a result of such litigation. See Item 3 "Legal Proceedings" in the Company's Annual Report on Form 10-K.

Services of Whitman, Requardt.

Whitman, Requardt, an engineering and consulting firm of which Thomas Shafer, ACPT trustee and IGC director, retired as the managing partner, has regularly performed engineering, surveying, inspection and environmental assessment services for ACPT and its predecessors with respect to the St. Charles land assets for over 30 years. Whitman, Requardt has charged ACPT $533,000 for services performed in 1999, and as of March 1, 2000 ACPT owes Whitman, Requardt $188,000 for services rendered.

Payments to IBC for Services Provided by J. Michael Wilson.

J. Michael Wilson, the Chief Executive Officer ("CEO") of ACPT and President of IBC, is on the payroll of IBC. ACPT reimbursed IBC $90,000 for his services provided to ACPT.

Apartment Management Services.

ACPT provided management services to five apartment rental projects and two commercial properties in which ACPT is not the general partner and IBC or an IBC related entity holds an ownership interest. The management contracts provide for fees ranging from 2.5% to 5.5% of rents. Total fees in 1999 were $612,000. Management believes that the terms of these transactions are comparable to those that could be negotiated with an independent third party.

Support Services Provided IGC.

During the transition period after the Restructuring, the Company provided land development, accounting, tax, human resources, payroll processing and other miscellaneous administrative support services to IGC. After the transition period, ACPT has continued to provide land development, human resources, payroll processing and tax services to IGC on a cost reimbursement basis. During 1999, IGC was billed $184,000 for these services. As of December 31, 1999, $29,000 of these fees was outstanding.

Land Development Associates S.E. ("LDA") Receivable.

IGC retained a portion of a $9 million receivable due from LDA after the completion of the Restructuring. The note receivable is payable from LDA's first available cash flow determined by ACPT after debt service, cost of operations and working capital requirements. ACPT retained the right to collect the first $2,400,000 paid on this note.

SHARE PRICE PERFORMANCE GRAPH

The following share price performance graph compares cumulative total returns of the Company and the indicated indexes assuming an investment of $100 on October 6, 1998 (first trading day following the Restructuring) and the two indices on September 30, 1998 and further assumes the reinvestment of all dividends. Stock price performance is not necessarily indicative of future results.

(The performance graph appears here. The plot points are listed in the table below.)

Total Return Performance (price appreciation plus dividends paid plus dividends reinvested)
	Period Ending
Company/Index	10/6/98	12/31/98	12/31/99

American Community Properties Trust	100	60.71	54.46
NAREIT Equity REIT Index	100	95.21	87.83
Standard and Poor 500 Index	100	151.54	213.28

PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Board of Trustees has appointed the firm of Arthur Andersen LLP, certified public accountants, to audit the accounts of ACPT and its subsidiaries for fiscal 2000. Arthur Andersen LLP served as the Company's independent accountants for fiscal 1999. Representatives of this firm are expected to be present at the 2000 Annual Meeting, with the opportunity to make a statement, should they desire to do so, and will be available to respond to appropriate questions from shareholders. The Board recommends a vote "For" Proposal No. 2.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Each trustee and officer of the Company is required to file with the Securities and Exchange Commission, by a specified date, reports regarding his or her transactions involving the Company's Common Shares. In 1999, Pedro Vazquez's Form 3 disclosing no ownership in the Company was filed 26 days late. To the Company's knowledge, based solely on the information furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all other filing requirements were complied with.

ANNUAL REPORT

The Company's audited financial statements and notes thereto, including selected financial data and management's discussion and analysis of financial condition and results of operations for the year ended December 31, 1999, are included on page 9 through 12 of the Company's Annual Report, which is being mailed to all shareholders with this proxy statement.

SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

Shareholders who intend to submit proposals for consideration at the Company's next annual meeting of shareholders must submit such proposals to the Company no later than January 2, 2001, in order to be considered for inclusion in the proxy statement and form of proxy to be distributed by the Board in connection with that meeting. Shareholder proposals should be submitted to American Community Properties Trust, Attn: Paul Resnik, Secretary, 222 Smallwood Village Center, St. Charles, Maryland, 20602.

OTHER MATTERS

The Board of Trustees does not know of any matter other than those described in this proxy statement that will be presented for action at the meeting. If other matters properly come before the meeting, the persons named as proxies intend to vote the shares they represent in accordance with their judgment.

EXPENSES OF SOLICITATION

The cost of proxy solicitation will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally, or by telephone, telegraph, or mail by one or more Company employees. The Company will also reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy materials to their principals, the beneficial owners of the Company's Shares.

Paul A. Resnik

Secretary

AMERICAN COMMUNITY PROPERTIES TRUST
Proxy for Meeting of ACPT Shareholders on June 7, 2000

The undersigned, a shareholder of American Community Properties Trust, (the "Company") hereby appoints Edwin L. Kelly and Paul Resnik, and each of them individually, as Proxies to represent and vote all of the Company's Common Shares held of record by the undersigned, each with full power of substitution, at the Annual Meeting of Shareholders of the Company, to be held at the Holiday Inn, James Craik Room, 45 St. Patrick's Drive, St. Charles, Maryland, on Wednesday, June 7, 2000 at 10:00 a.m., EST, and at any adjournment or postponement thereof, as follows on the reverse side.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE BELOW. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEMS (1) AND (2) BELOW, THIS PROXY WILL BE VOTED "FOR" SAID PROPOSAL OR PROPOSALS. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

  To (i) elect one Trustee of the Company for a term of two years and (ii) elect two Trustees (a and b) of the Company for a term of three years.

  Nominees: (i) T. Michael Scott and (ii) (a) Edwin L. Kelly and (b) Thomas B. Wilson

  [ ] FOR ALL NOMINEES [ ] WITHHELD FROM ALL NOMINEES

  [ ] ______________________________________

  For all nominees except as noted above

  Ratification of the selection of Arthur Andersen LLP as the Company's Independent Accountants for 2000 FOR [ ] AGAINST [ ] ABSTAIN [ ]
  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting of any adjournment or postponement thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated April 7, 2000.

Please complete, sign, and date this proxy card and return it promptly in the enclosed postage prepaid envelope or otherwise to P.O. Box 2637, Waldorf, Maryland 20604.
_______________________________________ Name of Shareholder	______________________ Number of Shares Held
_______________________________________ Signature	______________________, 2000 Date
_______________________________________ Title or Authority, if applicable
Note:

If Shares are registered in more than one name, the signature of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, giving his or her title. A partnership should sign in the partnership name by an authorized person. Trustees, guardians, executors and administrators should sign in their official capacity, giving full title as such.

PLEASE COMPLETE, SIGN AND DATE THIS CARD AND RETURN IT PROMPTLY.